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Insmed Announces its Addition to the Russell 3000® Index

MONMOUTH JUNCTION, N.J., June 28, 2011 -- Insmed Incorporated (Nasdaq CM: INSM), a biopharmaceutical company, today announced that it has been added to the Russell 3000® Index following Russell Investments' reconstitution of its comprehensive set of U.S. and global equity indexes on June 24, 2011.  Membership in the Russell 3000, which remains in place for one year, means Insmed is automatically included in the small-cap Russell 2000® Index, as well as the appropriate growth and value style indexes.  Insmed was also added to the Russell Global® and Russell Microcap® Indexes.

Annual reconstitution of Russell’s U.S. indexes captures and ranks the 4,000 largest U.S. stocks by total market capitalization as of the end of May.  Russell determines membership for its equity indexes primarily by objective, market capitalization rankings and style attributes.

“We believe this accomplishment is a strong indicator that the Insmed story is beginning to gain traction with institutional investors,” said Timothy Whitten, Insmed’s President and CEO.  “As we are preparing to begin the phase 3 program for ARIKACE® in cystic fibrosis patients who have Pseudomonas lung infections and patients with non-TB mycobacteria (NTM) lung infections in the second half of this year, we expect the addition of Insmed to the Russell 3000 Index will increase our visibility among investors, provide an opportunity to broaden our shareholder base and, ultimately, advance our efforts to enhance shareholder value.”

The Russell 3000 also serves as the U.S. component to the Russell Global Index.  Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies.  An industry-leading $3.9 trillion in institutional assets currently are benchmarked to them.  These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

More information about Russell Indexes, including total returns, is available at http://www.russell.com/Indexes/data/default.asp.

About Russell

Russell Investments provides strategic advice, world-class implementation, state-of-the-art performance benchmarks and a range of institutional-quality investment products. Russell has about $161 billion in assets under management as of March 31, 2011, and serves individual, institutional and advisor clients in more than 35 countries. Founded in 1936, Russell is a subsidiary of The Northwestern Mutual Life Insurance Company.

About Insmed

Insmed Incorporated is a biopharmaceutical company focused on the development of innovative inhaled pharmaceuticals for the site-specific treatment of serious lung diseases.  Insmed's primary focus is on the development of inhaled antibiotic therapy delivered via proprietary advanced pulmonary liposome technology in areas of high unmet need in lung diseases.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to our financial position, results of operations, the results of clinical trials and clinical data described herein, the development of our products, and the business strategies, plans and objectives of management, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Our results may be affected by such factors as the receipt and timing of FDA and other regulatory approvals, if at all, competitive developments affecting our product development, delays in product development or clinical trials, and patent disputes involving currently developing products.  The risks and uncertainties include, without limitation, our future clinical trials may not support the data described in this release, we may be unsuccessful in developing our product candidates or receiving necessary regulatory approvals, we may experience delays in our product development or clinical trials, our product candidates may not prove to be commercially successful, our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010.  Investors are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.